Exhibit 99.1

October 31, 2011

Company Announcements Office

Australian Securities Exchange

Level 10, 20 Bond Street

SYDNEY, NSW 2000

The Manager

ACTIVITIES REPORT FOR THE QUARTER ENDED SEPTEMBER 30, 2011

This report is submitted by Magellan Petroleum Corporation (NASDAQ:MPET) (ASX Code MGN) (“Magellan” or “the Company”) in compliance with the Australian Stock Exchange Listing Rule 5.2, and covers the quarter July 1 to September 30, 2011.

This report is based upon, and accurately reflects, information compiled by a person who is a practicing geologist, who holds a Bachelor of Science Degree in Geology, who has had a minimum of five years experience in the practice of geology and who is a full time employee in Magellan Petroleum Corporation’s group of companies.

OIL & GAS SALES

Natural Gas

The Company’s share of natural gas sales during the quarter ended September 30, 2011 decreased by 2 percent from the quarter ended September 30, 2010, as detailed below:

Field (Magellan Share)	Million Cubic Feet		Terajoules	Variance
	Total	Daily
Mereenie*	—	—	—	0%
Palm Valley	216	2	246	-2%

Total Gas	216	2	246	-2%

*	Gas sales from Mereenie Field ceased in February 2010.

Activities Report to the ASX for the Quarter Ended September 30, 2011	Page 2

Crude Oil and Condensate

The Company’s share of crude oil and condensate gross sales during the quarter ended September 30, 2011 increased by 12 percent from the quarter ended September 30, 2010, as detailed below:

Fields (Magellan Share)	Barrels		Kilolitres	Variance
	Total	Daily
Mereenie	17,682	192	2,811	20%
Poplar Fields	14,766	160	2,343	-8%

Total Crude Oil and Condensate	32,448	352	5,154	12%

PRODUCTION AND DEVELOPMENT ACTIVITIES

AUSTRALIAN PRODUCTION

Palm Valley Gas Field (PL 3) – Amadeus Basin NT (52.023% Interest)

The Palm Valley gas field which is operated by the Company produced an average of approximately 4.5 million cubic feet per day (MMcf/D) of natural gas for sale during the quarter ending September 30, 2011. The Palm Valley Joint Venture’s objective is to maximise gas production from the existing facilities while maintaining a safe and efficient operation, conducted in accordance with good oil field practice. Gas is sold under a long term contract with the Power and Water Corporation of the Northern Territory.

On September 14, 2011, the Company entered into an ‘Asset Swap’ agreement with Santos to acquire Santos’ interests in the Palm Valley gas field and the Dingo gas field of 47.977% and 65.6635%, respectively, and to sell its 35% interest in the Mereenie oil and gas field to Santos. The Asset Swap will be effective as of July 1, 2011, subject to customary approvals and completion. Magellan will hold 100% interest in the Palm Valley and Dingo fields.

On the same day, Magellan and Santos also entered into a 17-year term Gas Supply and Purchase Agreement for the sale of a total contract quantity of 25.65 PJ from the Palm Valley field, which represents approximately all the remaining reserves of the Palm Valley field. The contract is subject to completion of the Asset Swap and shall commence on the later of the first delivery of gas by Santos from the Mereenie field to a new gas customer and January 16, 2012, which is when the existing gas sales agreement with the Power and Water Corporation expires.

Mereenie Oil and Gas Field (PL 4 & 5) – Amadeus Basin NT (35% Interest)

The Mereenie oil and gas field which is operated by Santos Limited produced an average of approximately 544 barrels of oil and condensate per day for sale during the reporting period.

UNITED STATES PRODUCTION

East Poplar Unit and Northwest Poplar Oil Fields – Montana (85.7% working interest)

The Company owned an 85.7% average working interest in the East Poplar Unit and Northwest Poplar Oil Fields during the quarter ending September 30, 2011. The Polar Fields which is operated by Nautilus Poplar LLC produced an average of approximately 212 barrels of oil per day for sale during the reporting period.

Activities Report to the ASX for the Quarter Ended September 30, 2011	Page 3

On September 2, 2011, the Company signed and closed a Purchase and Sale Agreement with the owners of Nautilus Technical Group LLC and Eastern Rider LLC, resulting in the Company owning 100% of Nautilus Poplar and, directly or indirectly through Nautilus, a 100% working interest in the Poplar Field, aside from certain working interest owners in the Northwest Poplar fields.

On September 7, 2011, the Company and VAALCO Energy signed a definitive Lease Purchase and Sale Agreement. VAALCO also agreed to drill three wells, at its sole expense as operator, to the Bakken formation and to formations below the Bakken (the “Deep Intervals”) in Poplar Field. Upon completion of three (3) new wells in the Deep Intervals of the Poplar Field, VAALCO will earn a 65% working interest in the Deep Intervals within the Poplar Field.

EXPLORATION ACTIVITIES

AUSTRALIAN EXPLORATION

Exploration permit NT/P82 (Magellan 100% interest) lies to the south and southeast of the Evans Shoal gas field within the Bonaparte Basin. Planning is in progress to undertake the acquisition of seismic data to fulfil the second year permit commitment of 100 km of 2D and 120 square km of 3D seismic data.

UNITED KINGDOM EXPLORATION

In the Weald Basin of Southern England, the Company (40% interest) participated in the Markwells Wood-1 exploration well in PEDL 126 which was suspended during the first quarter of 2011, pending the conduct of a production test. Northern Petroleum is operator of the PEDL 126 joint venture. Markwells Wood-1 well targeted the eastward extension of the Horndean oil field which is currently producing from the Great Oolite Formation. Assessment of the logs confirmed that the entire Great Oolite reservoir sequence in Markwells Wood-1 is oil-bearing above the Horndean field oil-water contact of 1355 m (4446 ft) sub-sea level (TVD SS).

During the quarter, the well was completed for production using a workover rig, and surface facilities installed to allow the conduct of a production test to establish pressures and flow rates in the existing wellbore. Analysis of the result will enable the determination of the oil reserve potential and will be the basis for any decisions to develop the field.

The Company also holds a 50% interest in PEDLs 231, 232, 234 and 243 in the Weald Basin, which are operated by Celtique Energie Weald with a 50% interest. A potential major shale gas and shale oil unconventional resource and several material-size conventional gas prospects have been identified in this acreage in the depocentre of the basin. The joint venture acquired approximately 194 km of 2D seismic data in PEDLs 231, 234 and 243 in the central Weald Basin area during the quarter to better define drilling prospects. The data are currently being processed.

UNITED STATES EXPLORATION

The Company has begun a new series of infill wells at Poplar Field in Roosevelt County, MT. The aim of this drilling program is to boost production levels while providing useful data for implementing a CO2-enhanced oil recovery pilot.

Activities Report to the ASX for the Quarter Ended September 30, 2011	Page 4

The first infill well, EPU 119, was completed during the week of October 17, 2011 in the B-2 zone of the Charles formation. Swab testing indicates oil production of approximately 45 barrels per day. Following several weeks of pump-testing, The Company will evaluate a second interval in this well given the significant upside potential in several zones behind pipe.

EXPENDITURES

Expenditures incurred on exploration, appraisal, development, and production activities during the quarter ended September 30, 2011, totalled US $5,334,000. All figures are unaudited.

FORWARD LOOKING STATEMENTS

Statements in this release which are not historical in nature are intended to be, and are hereby identified as, forward-looking statements for purposes of the United States Private Securities Litigation Reform Act of 1995. These statements about the Company may relate to its businesses and prospects, revenues, expenses, operating cash flows, and other matters that involve a number of uncertainties that may cause actual results to differ materially from expectations. Among these risks and uncertainties are pricing and production levels from the properties in which the Company has interests, the extent of the recoverable reserves at those properties and the future outcome of the negotiations for gas sales contracts for the remaining uncontracted reserves at both the Mereenie and Palm Valley gas fields in the Amadeus Basin. In addition, the Company has a large number of exploration permits and faces the risk that any wells drilled may fail to encounter hydrocarbons in commercially recoverable quantities. Any forward-looking information provided in this release should be considered with these factors in mind. The Company assumes no obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

Yours sincerely